BOARD OF DIRECTORS CONSENT IN LIEU OF MEETING REGARDING

SHARE ISSUANCE INSTRUCTIONS

The Board of Directors for American Housing Income Trust, Inc., a Maryland corporation (the “Company”) in furtherance of the prior consents approving and ratifying the Stock Exchange and Restructuring Agreement between the Company and Performance Realty Management, LLC (“Performance Realty”) dated August 1, 2016, but not closed until issuance of the shares set forth herein, hereby consents to the following action in lieu of a meeting:

RESOLVED, Issuer Direct, as transfer agent for the Company, is authorized to issue the 999,504 shares currently titled to Performance Realty bearing OFAC #29847 to those individuals or entities set forth on Exhibit A attached hereto. Issuer Direct is authorized to issue 439,897 shares of restricted common stock out of the Company’s treasury to those individuals or entities set forth on Exhibit B attached hereto.

Dated: August 10, 2016

RESOLVED:

Abstaining from Vote

Sean Zarinegar

Chairman of the Board

/s/ Jeff Howard

Jeff Howard

Director

/s/ Kenneth Hedrick
Kenneth Hedrick
Director

/s/ Les Gutierrez
Les Gutierrez
Director

/s/ James Stevens
James Stevens
Director

EXHIBIT A

Last Name	First Name	Registered
Nielsen, Manager	Todd	3,866
Boehmer	Edward	22,785
Boehmer	Edward & Paula	22,785
		22,785
Bollwerk	Albert	22,785
Borkman	Ralph	7,857
Campeau	David & Joan	22,785
Colantonio	Ray	11,386
Creighton	James	2,619
Foerder	Michael	11,386
George	Chris	7,857
Hafner	Jeri L, Vantage	5,238
Hunkler	Michael	7,857
		11,386
Kolanowski, TTE	Joseph	22,785
Kozubal	Michael	45,582
Levine	Jay	11,386
Linebaugh	James	7,857
Lineberger	Jason	22,785
Luke	James "Tom"	11,386
		11,386
MacDiarmid	Don	7,857
		11,386
MacDiarmid	Don	11,386
McCanless	Kurt	10,476
Neilson	Todd	8,206
Nolen	Kenneth	45,582
Paukert	Thomas	7,744
Rees	James	79,779
		9,677
		22,785
Reynolds	Julie	11,386
Reynolds	Julie	3,417
Reynolds	Julie	2,269
Rollins	Scott	5,238
Rollins	Scott	8,655
Schneider	Dennis	10,251
Seward	Paul	22,785
Smith	Paul, L.	193,766
Tapia, Manager	Leroy	68,380
Tognazzini	Arthur	7,857
Tournillion	Nicholas & Audrey	10,251
Visser	Richard & Phyllis	56,981
		11,386
Wade	Jerry	10,476
		10,476
Wells	Roger	3,866
Williams	Doug	7,857
Wright	Robin	22,785
		999,504

EXHIBIT B

Last Name	First Name	Restricted
Nielsen, Manager	Todd	1,134
Boehmer	Edward	10,548
Boehmer	Edward & Paula	10,548
		10,548
Bollwerk	Albert	7,215
Borkman	Ralph	2,143
Campeau	David & Joan	10,548
Colantonio	Ray	8,614
Creighton	James	714
Foerder	Michael	8,614
George	Chris	2,143
Hafner	Jeri L, Vantage	1,429
Hunkler	Michael	2,143
		5,281
Kolanowski, TTE	Joseph	7,215
Kozubal	Michael	21,085
Levine	Jay	8,614
Linebaugh	James	2,143
Lineberger	Jason	16,017
Luke	James "Tom"	8,614
		8,614
MacDiarmid	Don	2,143
		11,947
MacDiarmid	Don	8,541
McCanless	Kurt	2,857
Neilson	Todd	2,294
Nolen	Kenneth	24,418
Paukert	Thomas	2,164
Rees	James	35,076
		2,668
		17,215
Reynolds	Julie	8,614
Reynolds	Julie	916
Reynolds	Julie	631
Rollins	Scott	1,429
Rollins	Scott	2,392
Schneider	Dennis	2,749
Seward	Paul	6,017
Smith	Paul, L.	64,484
Tapia, Manager	Leroy	21,620
Tognazzini	Arthur	2,143
Tournillion	Nicholas & Audrey	4,150
Visser	Richard & Phyllis	28,352
		13,614
Wade	Jerry	2,857
		2,857
Wells	Roger	1,134
Williams	Doug	2,143
Wright	Robin	10,548
		439,897

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